EXHIBIT 99.2

TOGETHER WE ARE UNSTOPPABLE

INVESTOR FACTBOOK Q4 2021

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	5G Network Leadership
16	Merger & Integration
17	Guidance
18	Contacts
19	Financial and Operational Tables

The results and analysis presented below include the impact of T-Mobile’s merger (“Merger”) with Sprint Corporation (“Sprint”) on a prospective basis from the close date of April 1, 2020, and the impact of the acquisition of Shentel’s Wireless Assets on a prospective basis from the close date of July 1, 2021. Historical results prior to the respective close dates have not been retroactively adjusted. As such, the year-over-year changes may not be meaningful as further detailed in this Investor Factbook.

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T-Mobile’s Unique Formula Delivers Industry-Leading Service Revenue and Cash Flow Growth and Exceeds 2021 Guidance

Unrivaled 5G Network Leadership and Best Value Combined with Industry-Leading Postpaid Customer Growth Set Up Strong 2022 Outlook

Industry-Leading and Record-High Postpaid Account and Postpaid Customer Net Additions in 2021(1)
•Postpaid net account additions of 315 thousand in Q4 2021 — 1.2 million in full-year 2021, more than doubled year-over-year
•Postpaid net customer additions of 1.8 million in Q4 2021 — 5.5 million in full-year 2021, exceeded guidance
•Postpaid phone net customer additions of 844 thousand in Q4 2021 — 2.9 million in full-year 2021, increased 32% year-over-year
•High Speed Internet net customer additions of 224 thousand in Q4 2021, highest in industry— 546 thousand in full-year 2021
Differentiated Growth Model Unlocks Industry-Leading Service Revenue and Cash Flow Growth in 2021
•Service revenues of $15.0 billion in Q4 2021 — $58.4 billion in full-year 2021, record-high
•Net income of $422 million in Q4 2021 — $3.0 billion in full-year 2021
•Core Adjusted EBITDA(2) of $5.7 billion in Q4 2021 — $23.6 billion in full-year 2021, exceeded guidance
•Net cash provided by operating activities of $3.0 billion in Q4 2021 — $13.9 billion in full-year 2021, grew more than 60% year-over-year
•Free Cash Flow(2) of $1.1 billion in Q4 2021 — $5.6 billion in full-year 2021, nearly doubled year-over-year(3)
Award-Winning 5G Network Pulls Further Ahead of Competition as Merger Synergies Ramp
•Ultra Capacity 5G covered 210 million people and Extended Range 5G covered 94% of people at year-end
•Merger synergies of $3.8 billion in full-year 2021 increased nearly 3x year-over-year, exceeded guidance
Doing Good - the Un-carrier way - Leading the Industry to Build Sustainable Future and Bridge Digital Divide
•First and only U.S. wireless provider to commit to and achieve its RE100 goal in 2021, years ahead of others
•Project 10Million connected 3.2 million students and High Speed Internet reaches 10 million rural households
Strong 2022 Outlook on Continued Industry-Leading Postpaid Customer Growth and Merger Synergies(4)
•Core Adjusted EBITDA(2) is expected to grow approximately 10% year-over-year at mid-point of guidance
•Net cash provided by operating activities is expected to grow more than 10% year-over-year and Free Cash Flow(2) is expected to grow more than 30% year-over-year at mid-point of guidance

“T-Mobile had our strongest year ever. We didn’t just meet the bold goals we set for 2021 around customer growth, profitability, merger synergies and network buildout – we crushed all of them. Our industry-leading year-end results – adding 1.2 million postpaid accounts and 5.5 million postpaid customers, extending Ultra Capacity 5G to 210 million people – show that the Un-carrier is experiencing the greatest growth momentum in wireless. And we’re poised to sustain that position into 2022 and beyond as we continue to execute on our winning playbook and consistently make investments that have enabled our success. With plenty of room to run, we’re in the best-ever position to continue delivering.”

Mike Sievert, CEO

(1)AT&T Inc. historically does not disclose postpaid net account additions.
(2)Core Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between either of the two measures and Net Income is variable.
(3)As compared to Free Cash Flow excluding gross payments for the settlement of interest rate swaps in 2020.
(4)Postpaid customer growth is based on industry consensus expectations.

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Postpaid Accounts
(in thousands)

Postpaid net account additions were 315 thousand in Q4 2021, compared to 268 thousand in Q3 2021 and 131 thousand in Q4 2020, as we continue our focus on growing new relationships with businesses and consumers, including those in smaller markets and rural areas as well as High Speed Internet.

Postpaid accounts were 27.2 million at the end of Q4 2021, compared to 26.9 million at the end of Q3 2021 and 25.8 million at the end of Q4 2020.

Total postpaid net customer additions were 1.8 million in Q4 2021, compared to 1.3 million in Q3 2021 and 1.6 million in Q4 2020.
Postpaid phone net customer additions were 844 thousand in Q4 2021, compared to 673 thousand in Q3 2021 and 824 thousand in Q4 2020.
▪Sequentially, the increase was primarily due to seasonally higher gross additions, partially offset by higher churn.
▪Year-over-year, the increase was primarily due to higher gross additions driven by growth in under penetrated customer segments and switching activity returning to more normalized levels relative to muted conditions from the COVID-19 pandemic (the "Pandemic") in the prior year, mostly offset by higher churn.
Postpaid other net customer additions were 906 thousand in Q4 2021, compared to 586 thousand in Q3 2021 and 794 thousand in Q4 2020.
▪Sequentially and year-over-year, the increase was primarily due to higher gross additions from wearables and High Speed Internet, partially offset by higher churn.

The postpaid device upgrade rate was approximately 5.8% in Q4 2021, compared to 4.3% in Q3 2021 and 5.7% in Q4 2020.

Total Postpaid Net Additions
(in thousands)

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Postpaid Phone Churn
Postpaid phone churn was 1.10% in Q4 2021, up 14 basis points from 0.96% in Q3 2021 and up 7 basis points from 1.03% in Q4 2020.
▪Sequentially, the increase was primarily due to seasonality and elevated Sprint churn during the accelerated integration process.
▪Year-over-year, the increase was primarily driven by more normalized switching activity relative to the muted Pandemic-driven conditions a year ago and elevated Sprint churn during the accelerated integration process.

Postpaid ARPA was $135.04 in Q4 2021, up 0.4% compared to $134.54 in Q3 2021 and up 1.5% compared to $133.08 in Q4 2020.
▪Sequentially, the increase was driven by higher premium services including Magenta MAX.
▪Year-over-year, the increase was driven by higher premium services including Magenta MAX and an increase in customers per account.

Postpaid phone ARPU was $48.03 in Q4 2021, relatively flat compared to $48.06 in Q3 2021 and up 0.4% from $47.86 in Q4 2020.
▪Sequentially, the impacts from a seasonal increase in promotional activity were offset by higher premium services including Magenta MAX.
▪Year-over-year, the increase was primarily driven by higher premium services including Magenta MAX partially offset by impacts from increased promotional activity resulting from more normalized switching activity relative to the muted Pandemic-driven conditions a year ago.

Postpaid ARPA & Postpaid Phone ARPU

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Total Prepaid Net Additions
(in thousands)

Prepaid net customer additions were 49 thousand in Q4 2021, compared to 66 thousand in Q3 2021 and 84 thousand in Q4 2020.
▪Sequentially and year-over-year, the decrease was primarily driven by higher churn and migrations to postpaid plans, partially offset by higher gross additions.
▪Migrations to postpaid plans reduced prepaid net additions in Q4 2021 by approximately 205 thousand, up from 175 thousand in Q3 2021 and up from 165 thousand in Q4 2020.
Prepaid churn was 3.01% in Q4 2021, compared to 2.90% in Q3 2021 and 2.92% in Q4 2020.
▪Sequentially, the increase was primarily due to seasonality.
▪Year-over-year, the increase was primarily driven by more normalized switching activity relative to the muted Pandemic-driven conditions a year ago.
Prepaid ARPU was $39.32 in Q4 2021, relatively flat from $39.49 in Q3 2021 and up 3.3% from $38.08 in Q4 2020. The year-over-year increase was primarily driven by an increase in premium services.

High Speed Internet Net Additions
(in thousands)

High Speed Internet customer net additions were 224 thousand in Q4 2021, compared to 134 thousand in Q3 2021 and 65 thousand in Q4 2020.
High Speed Internet customers were 646 thousand at the end of Q4 2021, compared to 422 thousand at the end of Q3 2021 and 100 thousand at the end of Q4 2020.

Total net customer additions were 1.8 million in Q4 2021, compared to 1.3 million in Q3 2021 and 1.7 million in Q4 2020.
Total customer connections were 108.7 million at the end of Q4 2021, compared to 106.9 million at the end of Q3 2021 and 102.1 million at the end of Q4 2020.
Total devices sold or leased were 13.8 million units in Q4 2021, compared to 11.3 million units in Q3 2021 and 11.7 million units in Q4 2020.

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Service Revenues
($ in millions)

Service revenues were $15.0 billion in Q4 2021, up 2% from $14.7 billion in Q3 2021 and up 6% from $14.2 billion in Q4 2020.
▪Sequentially and year-over-year, the increase was primarily due to an increase in Postpaid revenues, driven by higher average postpaid accounts and higher postpaid ARPA.

Equipment revenues were $5.5 billion in Q4 2021, up 18% from $4.7 billion in Q3 2021 and down 8% from $6.0 billion in Q4 2020. This includes lower Lease revenues of $623 million in Q4 2021, compared to $770 million in Q3 2021 and $1.2 billion in Q4 2020, reflecting the company’s continued shift in device financing to equipment installment plans.
▪Sequentially, the increase in Equipment sales was primarily driven by a seasonal increase in the number of devices sold and a higher average revenue per device sold, driven by an increase in high-end phone mix, partially offset by seasonally higher promotional activity.
▪Year-over-year, the increase in Equipment sales was primarily due to an increase in the number of devices sold from higher gross additions and upgrades relative to the muted conditions from the Pandemic in the prior year, mostly offset by a lower average revenue per device sold, driven by higher promotional activity relative to muted conditions from the Pandemic in the prior year.

Equipment Revenues
($ in millions)

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Cost of Services, exclusive of D&A
($ in millions, % of Service revenues)

Cost of services, exclusive of depreciation and amortization (D&A), was $3.5 billion in Q4 2021, relatively flat compared to $3.5 billion in Q3 2021 and down 8% from $3.8 billion in Q4 2020.
▪Sequentially, Cost of services was relatively flat.
▪Year-over-year, the decrease was primarily due to lower Merger-related costs and higher realized Merger synergies, partially offset by costs related to the continued build-out of our nationwide 5G network.
▪Merger-related costs, primarily related to network decommissioning and integration, were $327 million in Q4 2021 compared to $279 million in Q3 2021 and $527 million in Q4 2020.
▪As a percentage of Service revenues, Cost of Services, exclusive of D&A, and excluding Merger-related costs, decreased by 80 basis points sequentially, and decreased by 200 basis points year-over-year.

Cost of equipment sales, exclusive of D&A, was $6.9 billion in Q4 2021, up 35% from $5.1 billion in Q3 2021 and up 19% from $5.8 billion in Q4 2020.
▪Sequentially, the increase was driven by the seasonal increase in the number of devices sold and a higher average cost per device sold, driven by an increase in high-end phone mix.
▪Year-over-year, the increase was primarily due to an increase in the number of devices sold from higher gross additions and upgrades relative to the muted conditions from the Pandemic in the prior year.
▪Merger-related costs, primarily related to moving Sprint customers to devices that are compatible with the T-Mobile network, were $678 million in Q4 2021 compared to $236 million in Q3 2021 and $6 million in Q4 2020.
▪As a percentage of Equipment sales, Cost of Equipment Sales, exclusive of D&A, and excluding Merger-related costs, increased by 190 basis point sequentially, and increased by 500 basis points year-over-year.

Cost of Equipment Sales, exclusive of D&A
($ in millions, % of Equipment sales)

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Selling, General and Administrative (SG&A) Expense
($ in millions, % of Service revenues)
Selling, general and administrative (SG&A) expense was $5.4 billion in Q4 2021, up 4% from $5.2 billion in Q3 2021 and up 13% from $4.8 billion in Q4 2020.
▪Sequentially, the increase was primarily driven by seasonally higher labor-related and marketing expenses as well as higher bad debt expense, partially offset by lower Merger-related costs and higher realized Merger synergies.
▪Year-over-year, the increase was primarily driven by higher labor-related, commissions and marketing expenses resulting from a more normalized switching environment compared to the prior period and higher bad debt expense, partially offset by higher realized Merger synergies.
▪Merger-related costs were $238 million in Q4 2021 compared to $440 million in Q3 2021 and $153 million in Q4 2020.
▪As a percentage of Service revenues, SG&A expense, excluding Merger-related, increased 210 basis points sequentially and increased 200 basis points year-over-year.
▪Total bad debt expense and losses from sales of receivables (reported within SG&A expense) was $234 million in Q4 2021, compared to $109 million in Q3 2021 and $112 million in Q4 2020. As a percentage of Total revenues, total bad debt expense and losses from sales of receivables was 1.13% in Q4 2021, compared to 0.56% in Q3 2021 and 0.55% in Q4 2020. Sequentially and year-over-year, the increase was primarily due to estimated credit loss reserves normalizing to pre-Pandemic levels, as well as higher Equipment installment plan receivables driven by higher equipment sales and a mix shift in device financing.

D&A was $3.9 billion in Q4 2021, down 7% from $4.1 billion in Q3 2021 and down 8% from $4.2 billion in Q4 2020. This includes D&A related to Leased devices of $627 million in Q4 2021, compared to $755 million in Q3 2021 and $1.0 billion in Q4 2020.
▪Sequentially and year-over year, the decrease was primarily due to lower depreciation expense on leased devices and certain 4G-related network assets becoming fully depreciated, partially offset by higher depreciation expense from the continued build-out of our nationwide 5G network.
Depreciation & Amortization
($ in millions, % of Service revenues)

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Net Income
($ in millions)

Diluted Earnings Per Share (Diluted EPS)

Net income was $422 million in Q4 2021, down 39% from $691 million in Q3 2021 and down 44% from $750 million in Q4 2020. Diluted EPS was $0.34 in Q4 2021, down from $0.55 in Q3 2021 and down from $0.60 in Q4 2020.
▪Sequentially, the decrease in Net income and diluted EPS was primarily due to higher Cost of Equipment sales and higher SG&A, partially offset by higher Equipment revenues, lower Depreciation and Amortization, higher Service revenues, and lower Tax expense.
▪Year-over-year, the decrease in Net income and diluted EPS was primarily driven by higher Cost of equipment sales, higher SG&A and lower Equipment revenues, partially offset by higher Service revenues, lower Depreciation and Amortization, lower Cost of Services, and lower Tax expense.
▪The effective tax rate in Q4 and full year 2021 reflected one-time benefits from accelerated tax integration, which allowed for the release of certain valuation allowances, as we simplified our tax entity structure.
▪Net income and diluted EPS, respectively, were impacted by Merger-related costs, net of tax, for Q4 2021 of $950 million and $0.76, compared to $707 million and $0.56 in Q3 2021 and $506 million and $0.40 in Q4 2020.
▪Net income margin was 2.8% in Q4 2021, compared to 4.7% in Q3 2021 and 5.3% in Q4 2020. Net income margin is calculated as Net income divided by Service revenues.

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Core Adjusted EBITDA
($ in millions, % of Service revenues)
Core Adjusted EBITDA was $5.7 billion in Q4 2021, down 6% from $6.0 billion in Q3 2021 and up 3% from $5.5 billion in Q4 2020.
▪Sequentially, the decrease was primarily due to seasonally higher Cost of equipment sales, excluding Merger-related costs, and higher SG&A expense, excluding Merger-related costs, partially offset by higher Equipment revenues, excluding Lease revenues, and higher Service revenues.
▪Year-over-year, the increase was primarily due to higher Service revenues, higher Equipment revenues, excluding Lease revenues, and lower Cost of Services, excluding Merger-related costs, partially offset by higher SG&A expense, excluding Merger-related costs, and higher Cost of equipment sales, excluding Merger-related costs.
▪Merger-related costs, which are excluded from Core Adjusted EBITDA, were $1.2 billion in Q4 2021, compared to $955 million in Q3 2021 and $686 million in Q4 2020.
▪Core Adjusted EBITDA margin was 38.0% in Q4 2021, compared to 41.0% in Q3 2021 and 38.8% in Q4 2020.

Net cash provided by operating activities was $3.0 billion in Q4 2021, compared to $3.5 billion in Q3 2021 and $3.5 billion in Q4 2020.
▪Sequentially, the decrease was primarily due a decrease in Net income adjusted for non-cash income and expenses and higher cash payments for Merger-related costs, partially offset by a decrease in net cash outflows from seasonal working capital changes and lower use of cash from operating lease liabilities related to an advance rent payment in the prior quarter.
▪Year-over year, the decrease was primarily due a decrease in Net income adjusted for non-cash income and expenses and higher cash payments for Merger-related costs, partially offset by a decrease in net cash outflows from changes in working capital, primarily resulting from lower use of cash from Accounts payable and accrued liabilities.
▪The impact of payments for Merger-related costs on Net cash provided by operating activities was $1.1 billion in Q4 2021 compared to $617 million in Q3 2021 and $583 million in Q4 2020.
Net Cash Provided by Operating Activities
($ in millions)

12
Cash Purchases of Property and Equipment
($ in millions, % of Service revenues)

Cash purchases of property and equipment were $2.9 billion in Q4 2021, compared to $2.9 billion in Q3 2021 and $3.8 billion in Q4 2020. Capitalized interest included in cash purchases of property and equipment was $23 million in Q4 2021, compared to $46 million in Q3 2021 and $101 million in Q4 2020.
▪Sequentially, cash purchases of property and equipment were relatively flat, as we continued the rapid deployment of our nationwide 5G network.
▪Year-over year, the decrease was primarily driven by timing of cash payments for equipment and procurement savings from our increased scale.

Free Cash Flow was $1.1 billion in Q4 2021, compared to $1.6 billion in Q3 2021 and $476 million in Q4 2020.
▪Sequentially, the decrease was primarily due to lower Net cash provided by operating activities, including the impact of higher cash payments for Merger-related costs.
▪Year-over-year, the increase was primarily due to lower Cash purchases of property and equipment, including capitalized interest, partially offset by lower Net cash provided by operating activities, including the impact of higher cash payments for Merger-related costs.
▪The impact of payments for Merger-related costs on Free Cash Flow was $1.1 billion in Q4 2021 compared to $617 million in Q3 2021 and $583 million in Q4 2020.
Free Cash Flow
($ in millions)

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Net Debt (Excluding Tower Obligations) & Net Debt to LTM Core Adj. EBITDA Ratio
($ in billions)
Q4 2020 ratio is calculated based on LTM Pro Forma Core Adj. EBITDA
Total debt, excluding tower obligations, at the end of Q4 2021 was $76.8 billion.
Net debt, excluding tower obligations, at the end of Q4 2021 was $70.1 billion.
▪The ratio of net debt, excluding tower obligations, to Core Adjusted EBITDA for the last twelve months (“LTM”) period was 3.0x at the end of Q4 2021 compared to 3.0x at the end of Q3 2021.
▪The ratio of net debt, excluding tower obligations, to Adjusted EBITDA for the LTM period was 2.6x at the end of Q4 2021 compared to 2.6x at the end of Q3 2021.
Financing activity in Q4 2021 includes:
▪On November 15, 2021, we redeemed at maturity $1.0 billion aggregate principal amount of our 11.50% Senior Notes due 2021.
▪On December 6, 2021, we issued Senior Secured Notes in an aggregate amount of $3.0 billion at an average interest rate of approximately 3.03% and an average maturity of approximately 20.1 years.

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15

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T-Mobile delivered ~$3.8B in Merger synergies in 2021, nearly tripling year-over-year and exceeding guidance.

The Company realized full-year 2021 Merger synergies in 2021 of $3.8 billion, comprised of the following:
▪Over $1.8 billion of SG&A expense reductions.
▪Over $900 million of cost of service expense reductions.
▪Approximately $1.0 billion of network synergies related to avoided site builds.

The Company expects full-year 2022 Merger synergies to be $5.0 billion to $5.3 billion in 2022:
▪$2.2 billion to $2.35 billion of SG&A expense reductions.
▪$1.5 billion to $1.65 billion of cost of service expense reductions.
▪Approximately $1.3 billion of network synergies related to avoided site builds.

Merger-related costs in Q4 2021 were $1.2 billion compared to $955 million in Q3 2021 and $686 million in Q4 2020.

Merger-Related Costs
(in millions)

						Sequential Change		Year-over-year Change
	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	$	%	$	%
Cost of services	$527	$136	$273	$279	$327	$48	17%	$(200)	(38)%
Cost of equipment sales	6	17	87	236	678	442	187%	672	NM
Selling, general & administrative	153	145	251	440	238	(202)	(46)%	85	56%
Total Merger-related costs	$686	$298	$611	$955	$1,243	$288	30%	$557	81%

Cash payments for Merger-related costs	$583	$277	$190	$617	$1,086	$469	76%	$503	86%

NM - Not Meaningful

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2022 Outlook

Postpaid net customer additions	5.0 to 5.5 million
Net income (1)	N/A
Core Adjusted EBITDA (2)	$25.6 to $26.1 billion
Merger synergies	$5.0 to $5.3 billion
Merger-related costs (3)	$4.5 to $5.0 billion
Net cash provided by operating activities	$15.5 to $16.1 billion
Capital expenditures (4)	$13.0 to $13.5 billion
Free Cash Flow (5)	$7.1 to $7.6 billion

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net Income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume lease revenues to be between $1.1 billion and $1.4 billion for 2022.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

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Investor Relations

Jud Henry	Justin Taiber	Trina Schurman
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Samia Bhatti	Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager	Manager

investor.relations@t-mobile.com
http://investor.t-mobile.com

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T-Mobile US, Inc.
Consolidated Balance Sheets

(in millions, except share and per share amounts)	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$6,631	$10,385
Accounts receivable, net of allowance for credit losses of $146 and $194	4,167	4,254
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $494 and $478	4,748	3,577
Accounts receivable from affiliates	27	22
Inventory	2,567	2,527
Prepaid expenses	746	624
Other current assets	2,005	2,496
Total current assets	20,891	23,885
Property and equipment, net	39,803	41,175
Operating lease right-of-use assets	26,959	28,021
Financing lease right-of-use assets	3,322	3,028
Goodwill	12,188	11,117
Spectrum licenses	92,606	82,828
Other intangible assets, net	4,733	5,298
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $136 and $127	2,829	2,031
Other assets	3,232	2,779
Total assets	$206,563	$200,162
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$11,405	$10,196
Payables to affiliates	103	157
Short-term debt	3,378	4,579
Short-term debt to affiliates	2,245	—
Deferred revenue	856	1,030
Short-term operating lease liabilities	3,425	3,868
Short-term financing lease liabilities	1,120	1,063
Other current liabilities	967	810
Total current liabilities	23,499	21,703
Long-term debt	67,076	61,830
Long-term debt to affiliates	1,494	4,716
Tower obligations	2,806	3,028
Deferred tax liabilities	10,216	9,966
Operating lease liabilities	25,818	26,719
Financing lease liabilities	1,455	1,444
Other long-term liabilities	5,097	5,412
Total long-term liabilities	113,962	113,115
Commitments and contingencies
Stockholders' equity
Common Stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,250,751,148 and 1,243,345,584 shares issued, 1,249,213,681 and 1,241,805,706 shares outstanding	—	—
Additional paid-in capital	73,292	72,772
Treasury stock, at cost, 1,537,468 and 1,539,878 shares issued	(13)	(11)
Accumulated other comprehensive loss	(1,365)	(1,581)
Accumulated deficit	(2,812)	(5,836)
Total stockholders' equity	69,102	65,344
Total liabilities and stockholders' equity	$206,563	$200,162

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T-Mobile US, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions, except share and per share amounts)	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Revenues
Postpaid revenues	$10,963	$10,804	$10,251	$42,562	$36,306
Prepaid revenues	2,474	2,481	2,354	9,733	9,421
Wholesale revenues	975	944	927	3,751	2,590
Other service revenues	551	493	648	2,323	2,078
Total service revenues	14,963	14,722	14,180	58,369	50,395
Equipment revenues	5,506	4,660	5,973	20,727	17,312
Other revenues	316	242	188	1,022	690
Total revenues	20,785	19,624	20,341	80,118	68,397
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	3,521	3,538	3,827	13,934	11,878
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	6,931	5,145	5,825	22,671	16,388
Selling, general and administrative	5,398	5,212	4,758	20,238	18,926
Impairment expense	—	—	—	—	418
Depreciation and amortization	3,872	4,145	4,219	16,383	14,151
Total operating expenses	19,722	18,040	18,629	73,226	61,761
Operating income	1,063	1,584	1,712	6,892	6,636
Other income (expense)
Interest expense	(797)	(780)	(757)	(3,189)	(2,483)
Interest expense to affiliates	(37)	(58)	(41)	(173)	(247)
Interest income	13	2	8	20	29
Other expense, net	(13)	(60)	(101)	(199)	(405)
Total other expense, net	(834)	(896)	(891)	(3,541)	(3,106)
Income from continuing operations before income taxes	229	688	821	3,351	3,530
Income tax expense (benefit)	193	3	(71)	(327)	(786)
Income from continuing operations	422	691	750	3,024	2,744
Income from discontinued operations, net of tax	—	—	—	—	320
Net income	$422	$691	$750	$3,024	$3,064

Net income	$422	$691	$750	$3,024	$3,064
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on cash flow hedges, net of tax effect of $13, $12, $11, $49 and ($250)	37	35	34	140	(723)
Unrealized (loss) gain on foreign currency translation adjustment, net of tax effect of $0, $0, $0, $0 and $1	(4)	(3)	—	(4)	4
Net unrecognized gain on pension and other postretirement benefits, net of tax effect of $28, $0, $2, $28 and $2	80	—	6	80	6
Other comprehensive income (loss)	113	32	40	216	(713)
Total comprehensive income	$535	$723	$790	$3,240	$2,351
Earnings per share
Basic earnings per share:
Continuing operations	$0.34	$0.55	$0.60	$2.42	$2.40
Discontinued operations	—	—	—	—	0.28
Basic	$0.34	$0.55	$0.60	$2.42	$2.68
Diluted earnings per share:
Continuing operations	$0.34	$0.55	$0.60	$2.41	$2.37
Discontinued operations	—	—	—	—	0.28
Diluted	$0.34	$0.55	$0.60	$2.41	$2.65
Weighted-average shares outstanding
Basic	1,249,272,296	1,248,189,719	1,241,578,615	1,247,154,988	1,144,206,326
Diluted	1,254,289,170	1,253,661,245	1,251,566,899	1,254,769,926	1,154,749,428

21
T-Mobile US, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Operating activities
Net income	$422	$691	$750	$3,024	$3,064
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,872	4,145	4,219	16,383	14,151
Stock-based compensation expense	137	131	136	540	694
Deferred income tax (benefit) expense	(213)	(27)	79	197	822
Bad debt expense	193	105	113	452	602
Losses (gains) from sales of receivables	41	4	(1)	15	36
Losses on redemption of debt	—	55	100	184	371
Impairment expense	—	—	—	—	418
Changes in operating assets and liabilities
Accounts receivable	(1,028)	(454)	(489)	(3,225)	(3,273)
Equipment installment plan receivables	(1,316)	(530)	(1,343)	(3,141)	(1,453)
Inventories	(703)	41	(609)	201	(2,222)
Operating lease right-of-use assets	1,234	1,334	939	4,964	3,465
Other current and long-term assets	(385)	(88)	(296)	(573)	(402)
Accounts payable and accrued liabilities	1,794	111	507	549	(2,123)
Short- and long-term operating lease liabilities	(947)	(2,046)	(752)	(5,358)	(3,699)
Other current and long-term liabilities	(180)	(87)	(16)	(531)	(2,178)
Other, net	79	92	137	236	367
Net cash provided by operating activities	3,000	3,477	3,474	13,917	8,640
Investing activities
Purchases of property and equipment, including capitalized interest of ($23), ($46), ($101), ($210) and ($440)	(2,929)	(2,944)	(3,807)	(12,326)	(11,034)
Purchases of spectrum licenses and other intangible assets, including deposits	(29)	(407)	(506)	(9,366)	(1,333)
Proceeds from sales of tower sites	9	—	—	40	—
Proceeds related to beneficial interests in securitization transactions	1,032	1,071	809	4,131	3,134
Net cash related to derivative contracts under collateral exchange arrangements	—	—	—	—	632
Acquisition of companies, net of cash and restricted cash acquired	—	(1,886)	—	(1,916)	(5,000)
Proceeds from the divestiture of prepaid business	—	—	(14)	—	1,224
Other, net	5	14	(129)	51	(338)
Net cash used in investing activities	(1,912)	(4,152)	(3,647)	(19,386)	(12,715)
Financing activities
Proceeds from issuance of long-term debt	2,969	1,989	8,643	14,727	35,337
Payments of consent fees related to long-term debt	—	—	—	—	(109)
Repayments of financing lease obligations	(289)	(266)	(257)	(1,111)	(1,021)
Repayments of short-term debt for purchases of inventory, property and equipment and other financial liabilities	(17)	(76)	(74)	(184)	(481)
Repayments of long-term debt	(1,131)	(4,600)	(4,209)	(11,100)	(20,416)
Issuance of common stock	—	—	—	—	19,840
Repurchases of common stock	—	—	—	—	(19,536)
Proceeds from issuance of short-term debt	—	—	—	—	18,743
Repayments of short-term debt	—	—	—	—	(18,929)
Tax withholdings on share-based awards	(8)	(14)	(88)	(316)	(439)
Cash payments for debt prepayment or debt extinguishment costs	—	(45)	—	(116)	(82)
Other, net	(52)	(48)	(36)	(191)	103
Net cash provided by (used in) financing activities	1,472	(3,060)	3,979	1,709	13,010
Change in cash and cash equivalents, including restricted cash	2,560	(3,735)	3,806	(3,760)	8,935
Cash and cash equivalents, including restricted cash
Beginning of period	4,143	7,878	6,657	10,463	1,528
End of period	$6,703	$4,143	$10,463	$6,703	$10,463

22
T-Mobile US, Inc.
Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended			Year Ended December 31,
(in millions)	December 31, 2021	September 30, 2021	December 31, 2020	2021	2020
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$981	$884	$844	$3,723	$2,733
Operating lease payments	1,083	2,251	1,126	6,248	4,619
Income tax payments	44	38	100	167	218
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$876	$891	$1,560	$4,237	$6,194
Non-cash consideration for the acquisition of Sprint	—	—	—	—	33,533
Change in accounts payable and accrued liabilities for purchases of property and equipment	793	113	1,144	366	589
Leased devices transferred from inventory to property and equipment	166	214	443	1,198	2,795
Returned leased devices transferred from property and equipment to inventory	(267)	(309)	(430)	(1,437)	(1,460)
Short-term debt assumed for financing of property and equipment	—	—	—	—	38
Operating lease right-of-use assets obtained in exchange for lease obligations	834	985	1,083	3,773	14,129
Financing lease right-of-use assets obtained in exchange for lease obligations	152	623	361	1,261	1,273

23
    T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Customers, end of period
Postpaid phone customers (1)(2)	40,797	65,105	65,794	66,618	67,402	68,029	69,418	70,262	66,618	70,262
Postpaid other customers (1)(2)	7,014	12,648	13,938	14,732	15,170	15,819	16,495	17,401	14,732	17,401
Total postpaid customers	47,811	77,753	79,732	81,350	82,572	83,848	85,913	87,663	81,350	87,663
Prepaid customers (1)	20,732	20,574	20,630	20,714	20,865	20,941	21,007	21,056	20,714	21,056
Total customers	68,543	98,327	100,362	102,064	103,437	104,789	106,920	108,719	102,064	108,719
Acquired customers, net of base adjustments (1)(2)	—	29,228	—	—	12	—	806	—	29,228	818
(1)Includes customers acquired in connection with the Merger and certain customer base adjustments. See Reconciliations to Beginning Customers and Accounts in this Investor Factbook.
(2)In the first quarter of 2021, we acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through our acquisition of an affiliate. In the third quarter of 2021, we acquired 716,000 postpaid phone customers and 90,000 postpaid other customers through our acquisition of Shentel’s Wireless Assets.

	Quarter								Year Ended December 31,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Net customer additions (losses)
Postpaid phone customers	452	253	689	824	773	627	673	844	2,218	2,917
Postpaid other customers	325	859	1,290	794	437	649	586	906	3,268	2,578
Total postpaid customers	777	1,112	1,979	1,618	1,210	1,276	1,259	1,750	5,486	5,495
Prepaid customers	(128)	133	56	84	151	76	66	49	145	342
Total customers	649	1,245	2,035	1,702	1,361	1,352	1,325	1,799	5,631	5,837

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Devices sold or leased
Phones	6.4	8.9	9.2	10.1	9.6	9.6	9.8	11.6	34.6	40.6
Mobile broadband and IoT devices	0.8	1.2	2.2	1.6	1.0	1.4	1.5	2.2	5.8	6.1
Total	7.2	10.1	11.4	11.7	10.6	11.0	11.3	13.8	40.4	46.7

Postpaid device upgrade rate	3.8%	4.5%	4.3%	5.7%	4.8%	4.7%	4.3%	5.8%	18.7%	19.6%

	Quarter								Year Ended December 31,
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Churn
Postpaid phone churn	0.86%	0.80%	0.90%	1.03%	0.98%	0.87%	0.96%	1.10%	0.90%	0.98%
Prepaid churn	3.52%	2.81%	2.86%	2.92%	2.78%	2.62%	2.90%	3.01%	3.03%	2.83%

	Quarter								Year Ended December 31,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Accounts, end of period
Total postpaid customer accounts (1)(2)	15,244	25,486	25,623	25,754	26,014	26,363	26,901	27,216	25,754	27,216
(1)Includes accounts acquired in connection with the Merger and certain account base adjustments. See Reconciliations to Beginning Customers and Accounts in this Investor Factbook.
(2)In the first quarter of 2021, we acquired 4,000 postpaid accounts through our acquisition of an affiliate. In the third quarter of 2021, we acquired 270,000 postpaid accounts through our acquisition of Shentel’s Wireless Assets.

24

T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter								Year Ended December 31,
(in thousands)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Net account additions
Postpaid net account additions	197	101	137	131	257	348	268	315	566	1,188

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Device Financing - Equipment Installment Plans
Gross EIP financed	$1,440	$1,825	$2,356	$4,126	$3,379	$3,348	$3,434	$5,282	$9,747	$15,443
EIP billings	1,790	2,217	2,130	2,285	2,556	2,639	2,795	3,126	8,422	11,116
EIP receivables, net	3,773	4,593	4,481	5,608	6,062	6,348	6,586	7,577	5,608	7,577
EIP receivables classified as prime	52%	48%	53%	57%	57%	61%	60%	62%	57%	62%
EIP receivables classified as prime (including EIP receivables sold)	53%	50%	54%	57%	56%	59%	57%	58%	57%	58%

Device Financing - Leased Devices
Lease revenues	$165	$1,421	$1,350	$1,245	$1,041	$914	$770	$623	$4,181	$3,348
Leased device depreciation	163	946	1,000	982	897	842	755	627	3,091	3,121
Leased devices transferred from inventory to property and equipment	309	1,444	599	443	485	333	214	166	2,795	1,198
Returned leased devices transferred from property and equipment to inventory	(59)	(538)	(433)	(430)	(445)	(416)	(309)	(267)	(1,460)	(1,437)
Leased devices included in property and equipment, net	819	6,621	5,788	4,819	3,962	3,037	2,188	1,459	4,819	1,459
Leased devices (units) included in property and equipment, net	2.1	17.0	15.8	14.2	12.4	10.7	9.0	7.1	14.2	7.1

25
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Financial Measures

Service revenues	$8,846	$13,230	$14,139	$14,180	$14,192	$14,492	$14,722	$14,963	$50,395	$58,369

Equipment revenue	$2,117	$4,269	$4,953	$5,973	$5,346	$5,215	$4,660	$5,506	$17,312	$20,727
Lease revenues	165	1,421	1,350	1,245	1,041	914	770	623	4,181	3,348
Equipment sales	$1,952	$2,848	$3,603	$4,728	$4,305	$4,301	$3,890	$4,883	$13,131	$17,379

Total revenues	$11,113	$17,671	$19,272	$20,341	$19,759	$19,950	$19,624	$20,785	$68,397	$80,118

Net income	$951	$110	$1,253	$750	$933	$978	$691	$422	$3,064	$3,024
Net income margin	10.8%	0.8%	8.9%	5.3%	6.6%	6.7%	4.7%	2.8%	6.1%	5.2%

Adjusted EBITDA	$3,665	$7,017	$7,129	$6,746	$6,905	$6,906	$6,811	$6,302	$24,557	$26,924
Adjusted EBITDA margin	41.4%	53.0%	50.4%	47.6%	48.7%	47.7%	46.3%	42.1%	48.7%	46.1%
Core Adjusted EBITDA	$3,500	$5,596	$5,779	$5,501	$5,864	$5,992	$6,041	$5,679	$20,376	$23,576
Core Adjusted EBITDA margin	39.6%	42.3%	40.9%	38.8%	41.3%	41.3%	41.0%	38.0%	40.4%	40.4%

Cost of services	$1,639	$3,098	$3,314	$3,827	$3,384	$3,491	$3,538	$3,521	$11,878	$13,934
Merger-related costs	—	40	79	527	136	273	279	327	646	1,015
Cost of services excluding Merger-related costs	$1,639	$3,058	$3,235	$3,300	$3,248	$3,218	$3,259	$3,194	$11,232	$12,919

Cost of equipment sales	$2,529	$3,667	$4,367	$5,825	$5,142	$5,453	$5,145	$6,931	$16,388	$22,671
Merger-related costs	—	—	—	6	17	87	236	678	6	1,018
Cost of equipment sales excluding Merger-related costs	$2,529	$3,667	$4,367	$5,819	$5,125	$5,366	$4,909	$6,253	$16,382	$21,653

Selling, general and administrative	$3,688	$5,604	$4,876	$4,758	$4,805	$4,823	$5,212	$5,398	$18,926	$20,238
Merger-related costs	143	758	209	153	145	251	440	238	1,263	1,074
COVID-19-related costs (1)	117	341	—	—	—	—	—	—	458	—
Selling, general and administrative excluding Merger-related costs and COVID-19-related costs	$3,428	$4,505	$4,667	$4,605	$4,660	$4,572	$4,772	$5,160	$17,205	$19,164

Total bad debt expense and losses from sales of receivables	$138	$263	$125	$112	$64	$60	$109	$234	$638	$467
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.24%	1.49%	0.65%	0.55%	0.32%	0.30%	0.56%	1.13%	0.93%	0.58%

Cash purchases of property and equipment including capitalized interest	$1,753	$2,257	$3,217	$3,807	$3,183	$3,270	$2,944	$2,929	$11,034	$12,326
Capitalized interest	112	119	108	101	84	57	46	23	440	210

Net cash proceeds from securitization	(5)	(99)	5	(130)	22	18	(2)	1	(229)	39
(1)Supplemental employee payroll, third-party commissions and cleaning-related COVID-19-related costs were not significant for Q3 2020, Q4 2020, Q1 2021, Q2 2021, Q3 2021 and Q4 2021.

26
T-Mobile US, Inc.
Calculation of Operating Measures
(Unaudited)

The following table illustrates the calculation of our operating measures ARPA and ARPU from the related service revenues:

(in millions, except average number of accounts and customers, ARPA and ARPU)	Quarter								Year Ended December 31,
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Calculation of Postpaid ARPA
Postpaid service revenues	$5,887	$9,959	$10,209	$10,251	$10,303	$10,492	$10,804	$10,963	$36,306	$42,562
Divided by: Average number of postpaid accounts (in thousands) and number of months in period	15,155	25,424	25,582	25,677	25,840	26,188	26,766	27,062	22,959	26,464
Postpaid ARPA	$129.47	$130.57	$133.03	$133.08	$132.91	$133.55	$134.54	$135.04	$131.78	$134.03
Calculation of Postpaid Phone ARPU
Postpaid service revenues	$5,887	$9,959	$10,209	$10,251	$10,303	$10,492	$10,804	$10,963	$36,306	$42,562
Less: Postpaid other revenues	(310)	(618)	(677)	(762)	(820)	(825)	(852)	(911)	(2,367)	(3,408)
Postpaid phone service revenues	5,577	9,341	9,532	9,489	9,483	9,667	9,952	10,052	33,939	39,154
Divided by: Average number of postpaid phone customers (in thousands) and number of months in period	40,585	64,889	65,437	66,084	66,834	67,680	69,033	69,764	59,249	68,327
Postpaid phone ARPU	$45.80	$47.99	$48.55	$47.86	$47.30	$47.61	$48.06	$48.03	$47.74	$47.75
Calculation of Prepaid ARPU
Prepaid service revenues	$2,373	$2,311	$2,383	$2,354	$2,351	$2,427	$2,481	$2,474	$9,421	$9,733
Divided by: Average number of prepaid customers (in thousands) and number of months in period	20,759	20,380	20,632	20,605	20,728	20,994	20,936	20,977	20,594	20,909
Prepaid ARPU	$38.11	$37.80	$38.49	$38.08	$37.81	$38.53	$39.49	$39.32	$38.12	$38.79

27
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

The following table includes the impact of the Merger on a prospective basis from the close date of April 1, 2020. Historical results prior to April 1, 2020 have not been retroactively adjusted and reflect standalone T-Mobile.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Net income	$951	$110	$1,253	$750	$933	$978	$691	$422	$3,064	$3,024
Adjustments:
Income from discontinued operations, net of tax	—	(320)	—	—	—	—	—	—	(320)	—
Income (loss) from continuing operations	951	(210)	1,253	750	933	978	691	422	2,744	3,024
Interest expense	185	776	765	757	792	820	780	797	2,483	3,189
Interest expense to affiliates	99	63	44	41	46	32	58	37	247	173
Interest income	(12)	(6)	(3)	(8)	(3)	(2)	(2)	(13)	(29)	(20)
Other expense, net	10	195	99	101	125	1	60	13	405	199
Income tax expense	306	2	407	71	246	277	(3)	(193)	786	327
Operating income	1,539	820	2,565	1,712	2,139	2,106	1,584	1,063	6,636	6,892
Depreciation and amortization	1,718	4,064	4,150	4,219	4,289	4,077	4,145	3,872	14,151	16,383
Operating income from discontinued operations (1)	—	432	—	—	—	—	—	—	432	—
Stock-based compensation (2)	123	139	125	129	130	129	127	135	516	521
Merger-related costs	143	798	288	686	298	611	955	1,243	1,915	3,107
COVID-19-related costs (3)	117	341	—	—	—	—	—	—	458	—
Impairment expense	—	418	—	—	—	—	—	—	418	—
Other, net (4)	25	5	1	—	49	(17)	—	(11)	31	21
Adjusted EBITDA	3,665	7,017	7,129	6,746	6,905	6,906	6,811	6,302	24,557	26,924
Lease revenues	(165)	(1,421)	(1,350)	(1,245)	(1,041)	(914)	(770)	(623)	(4,181)	(3,348)
Core Adjusted EBITDA	$3,500	$5,596	$5,779	$5,501	$5,864	$5,992	$6,041	$5,679	$20,376	$23,576
(1)Following the Prepaid Transaction (as defined below), starting on July 1, 2020, we provide MVNO services to DISH. We have included the operating income from discontinued operations, for periods prior to the Prepaid Transaction, in our determination of the Adjusted EBITDA to reflect contributions of the Prepaid Business that has been replaced by the MVNO Agreement beginning on July 1, 2020 in order to enable management, analysts and investors to better assess ongoing operating performance and trends.
(2)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Merger have been included in Merger-related costs.
(3)Supplemental employee payroll, third-party commissions and cleaning-related COVID-19-related costs were not significant for Q3 2020, Q4 2020, Q1 2021, Q2 2021, Q3 2021 and Q4 2021.
(4)Other, net may not agree to the Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

28
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021
Short-term debt	$—	$3,818	$3,713	$4,579	$4,423	$4,648	$2,096	$3,378
Short-term debt to affiliates	2,000	1,235	—	—	—	2,235	2,240	2,245
Short-term financing lease liabilities	918	1,040	1,050	1,063	1,013	1,045	1,154	1,120
Long-term debt	10,959	62,783	58,345	61,830	66,395	65,897	66,645	67,076
Long-term debt to affiliates	11,987	4,706	4,711	4,716	4,721	2,490	1,494	1,494
Financing lease liabilities	1,276	1,416	1,373	1,444	1,316	1,376	1,587	1,455
Less: Cash and cash equivalents	(1,112)	(11,076)	(6,571)	(10,385)	(6,677)	(7,793)	(4,055)	(6,631)
Net debt (excluding tower obligations)	$26,028	$63,922	$62,621	$63,247	$71,191	$69,898	$71,161	$70,137
Divided by: Last twelve months Adjusted EBITDA		$26,250	$26,975	$27,543	$27,797	$27,686	$27,368	$26,924
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio		2.4	2.3	2.3	2.6	2.5	2.6	2.6
Divided by: Last twelve months Core Adjusted EBITDA		$20,511	$21,357	$22,125	$22,740	$23,136	$23,398	$23,576
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio		3.1	2.9	2.9	3.1	3.0	3.0	3.0
For the periods from June 30, 2020, through December 31, 2020, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA represent pro forma figures.
LTM Adjusted EBITDA and LTM Core Adjusted EBITDA reflect combined company results of T-Mobile for Q4 2021, Q3 2021, Q2 2021, Q1 2021, Q4 2020, Q3 2020 and Q2 2020 and standalone T-Mobile for prior periods. To illustrate the twelve month results of the combined company as if the Merger had closed on January 1, 2019, we have presented pro forma LTM Adjusted EBITDA and pro forma LTM Core Adjusted EBITDA ratios through December 31, 2020. Pro forma LTM Adjusted EBITDA for the LTM period ended December 31, 2020 is calculated as the sum of Q4 2020, Q3 2020 and Q2 2020 actual Adjusted EBITDA of $6.7 billion, $7.1 billion and $7.0 billion, respectively, plus the pro forma Adjusted EBITDA from Q1 2020 of $6.7 billion. Pro forma LTM Core Adjusted EBITDA for the LTM period ended December 31, 2020 is calculated as the sum of Q4 2020, Q3 2020 and Q2 2020 actual Core Adjusted EBITDA of $5.5 billion, $5.8 billion and $5.6 billion plus the pro forma Core Adjusted EBITDA from Q1 2020 of $5.2 billion. The same method applies to pro forma LTM Adjusted EBITDA and pro forma LTM Core Adjusted EBITDA for the LTM periods ended September 30 and June 30, 2020. These metrics are provided for illustrative purposes only and do not purport to represent what the actual consolidated results would have been had the Merger actually occurred on the date indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. Additional information regarding pro forma adjustments is provided in Pro Forma Income Statement Metrics within this Investor Factbook. LTM Adjusted EBITDA and LTM Core Adjusted EBITDA for Q1 2021 and subsequent periods were not prepared on a pro forma basis as twelve months of actual combined company results were available.

Free Cash Flow and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are calculated as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2020	2021
Net cash provided by operating activities	$1,617	$777	$2,772	$3,474	$3,661	$3,779	$3,477	$3,000	$8,640	$13,917
Cash purchases of property and equipment	(1,753)	(2,257)	(3,217)	(3,807)	(3,183)	(3,270)	(2,944)	(2,929)	(11,034)	(12,326)
Proceeds from sales of tower sites	—	—	—	—	—	31	—	9	—	40
Proceeds related to beneficial interests in securitization transactions	868	602	855	809	891	1,137	1,071	1,032	3,134	4,131
Cash payments for debt prepayment or debt extinguishment costs	—	(24)	(58)	—	(65)	(6)	(45)	—	(82)	(116)
Free Cash Flow	732	(902)	352	476	1,304	1,671	1,559	1,112	658	5,646
Gross cash paid for the settlement of interest rate swaps	—	2,343	—	—	—	—	—	—	2,343	—
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	$732	$1,441	$352	$476	$1,304	$1,671	$1,559	$1,112	$3,001	$5,646

29
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Our guidance range for Free Cash Flow is calculated as follows:

	FY 2022
(in millions)	Guidance Range
Net cash provided by operating activities	$15,500	$16,100
Cash purchases of property and equipment	(13,000)	(13,500)
Proceeds related to beneficial interests in securitization transactions (1)	4,600	5,000
Free Cash Flow	$7,100	$7,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

30
T-Mobile US, Inc.
Reconciliations to Beginning Customers and Accounts
(Unaudited)

(in thousands)	Postpaid phone customers	Postpaid other customers	Total postpaid customers	Prepaid customers	Total customers
Reconciliation to beginning customers
T-Mobile customers as reported, end of period March 31, 2020	40,797	7,014	47,811	20,732	68,543
Sprint customers as reported, end of period March 31, 2020	25,916	8,428	34,344	8,256	42,600
Total combined customers, end of period March 31, 2020	66,713	15,442	82,155	28,988	111,143
Adjustments
Reseller reclassification to wholesale customers (1)	(199)	(2,872)	(3,071)	—	(3,071)
EIP reclassification from postpaid to prepaid (2)	(963)	—	(963)	963	—
Divested prepaid customers (3)	—	—	—	(9,207)	(9,207)
Rate plan threshold (4)	(182)	(918)	(1,100)	—	(1,100)
Customers with non-phone devices (5)	(226)	226	—	—	—
Collection policy alignment (6)	(150)	(46)	(196)	—	(196)
Miscellaneous adjustments (7)	(141)	(43)	(184)	(302)	(486)
Total Adjustments	(1,861)	(3,653)	(5,514)	(8,546)	(14,060)
Adjusted beginning customers as of April 1, 2020	64,852	11,789	76,641	20,442	97,083
(1)In connection with the closing of the Merger, we refined our definition of wholesale customers resulting in the reclassification of certain postpaid and prepaid reseller customers to wholesale customers. Starting with the three months ended March 31, 2020, we discontinued reporting wholesale customers to focus on postpaid and prepaid customers and wholesale revenues, which we consider more relevant than the number of wholesale customers given the expansion of M2M and IoT products.
(2)Prepaid customers with a device installment billing plan historically included as Sprint postpaid customers have been reclassified to prepaid customers to align with the combined company policy.
(3)Customers associated with the Sprint wireless prepaid and Boost brands that were divested on July 1, 2020, have been excluded from our reported customers.
(4)Customers who have rate plans with monthly recurring charges which are considered insignificant have been excluded from our reported customers.
(5)Customers with postpaid phone rate plans without a phone (e.g., non-phone device) have been reclassified from postpaid phone to postpaid other customers to align with the combined company policy.
(6)Certain Sprint customers subjected to collection activity for an extended period of time have been excluded from our reported customers to align with the combined company policy.
(7)Miscellaneous insignificant adjustments to align with the combined company policy.

(in thousands)	Postpaid Accounts
Reconciliation to beginning accounts
T-Mobile accounts as reported, end of period March 31, 2020	15,244
Sprint accounts, end of period March 31, 2020	11,246
Total combined accounts, end of period March 31, 2020	26,490
Adjustments
Reseller reclassification to wholesale accounts (1)	(1)
EIP reclassification from postpaid to prepaid (2)	(963)
Rate plan threshold (3)	(18)
Collection policy alignment (4)	(76)
Miscellaneous adjustments (5)	(47)
Total Adjustments	(1,105)
Adjusted beginning accounts as of April 1, 2020	25,385
(1)In connection with the closing of the Merger, we refined our definition of wholesale accounts resulting in the reclassification of certain postpaid and prepaid reseller accounts to wholesale accounts.
(2)Prepaid accounts with a customer with a device installment billing plan historically included as Sprint postpaid accounts have been reclassified to prepaid accounts to align with T-Mobile policy.
(3)Accounts with customers who have rate plans with monthly recurring charges which are considered insignificant have been excluded from our reported accounts.
(4)Certain Sprint accounts subjected to collection activity for an extended period of time have been excluded from our reported accounts to align with T-Mobile policy.
(5)Miscellaneous insignificant adjustments to align with T-Mobile policy.

31
T-Mobile US, Inc.
Pro Forma Income Statement Metrics
(Unaudited)

The following tables present certain income statement metrics on a pro forma basis as though the Merger had been completed on January 1, 2019. The unaudited pro forma income statement metrics have been prepared in accordance with Article 11 of Regulation S-X (“Article 11”) which is a different basis than the unaudited pro forma financial information included in Note 2 - Business Combinations in our Annual Report on Form 10-K for the year ended December 31, 2020. The primary difference between the Article 11 pro forma financial information and the ASC 805 pro forma financial information prepared by us is the treatment of certain one-time transaction costs, which are removed from all periods under Article 11 but are recognized as if they had been incurred in their entirety during Q1 2019 under ASC 805. The unaudited pro forma income statement metrics are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or consolidated financial condition would have been had the Merger actually occurred on the date indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. For the purposes of this section, “Combined” means the summation of historically reported standalone GAAP amounts of T-Mobile and Sprint. “Pro forma adjustments” means adjustments to combined metrics to give effect to matters that are directly attributable to the Merger, factually supportable, and expected to have a continuing impact on the results of the combined company. “Pro forma” metrics are those that have been adjusted as required for the presentation of Article 11 pro forma information.

We are presenting the pro forma metrics for the three months ended September 30, 2019, December 31, 2019 and March 31, 2020 to support the reconciliation of our LTM pro forma Adjusted EBITDA and pro forma Core Adjusted EBITDA calculations included in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures of this presentation.

	Three Months Ended
(in millions)	September 30, 2019	December 31, 2019	March 31, 2020
Service revenues
Combined service revenues (1)	$13,856	$14,124	$14,065
Pro forma adjustments (2)	(946)	(916)	(868)
Pro forma service revenues	$12,910	$13,208	$13,197
Equipment revenues (including equipment rentals)
Combined equipment revenues (including equipment rentals) (1)	$4,708	$5,539	$4,569
Pro forma adjustments (2)(3)	(734)	(835)	(693)
Pro forma equipment revenues (including equipment rentals)	$3,974	$4,704	$3,876
Other revenues
Combined other revenues (1)	$292	$295	$283
Pro forma adjustments (4)	67	78	52
Pro forma other revenues	$359	$373	$335
Total Revenues
Combined total revenues (1)	$18,856	$19,958	$18,917
Pro forma adjustments	(1,613)	(1,673)	(1,509)
Pro forma total revenues	$17,243	$18,285	$17,408
Cost of services, exclusive of depreciation and amortization
Combined cost of services, exclusive of depreciation and amortization (1)	$3,508	$3,412	$3,288
Pro forma adjustments (5)	(142)	(115)	(88)
Pro forma cost of services, exclusive of depreciation and amortization	$3,366	$3,297	$3,200
Cost of equipment sales, exclusive of depreciation and amortization
Combined cost of equipment sales, exclusive of depreciation and amortization (1)	$4,063	$5,164	$3,947
Pro forma adjustments (2)(3)	(733)	(823)	(679)
Pro forma cost of equipment sales, exclusive of depreciation and amortization	$3,330	$4,341	$3,268
Selling, general and administrative
Combined selling, general and administrative (1)	$5,434	$5,701	$5,709
Pro forma adjustments (2)(3)(4)	(455)	(673)	(429)
Pro forma selling, general and administrative	$4,979	$5,028	$5,280

32
T-Mobile US, Inc.
Pro Forma Income Statement Metrics (Continued)
(Unaudited)

	Three Months Ended
(in millions)	September 30, 2019	December 31, 2019	March 31, 2020
Depreciation and amortization
Combined depreciation and amortization (1)	$3,882	$4,332	$4,061
Pro forma adjustments (5)	202	(210)	(47)
Pro forma depreciation and amortization	$4,084	$4,122	$4,014
Operating Expenses
Combined operating expenses (1)	$17,148	$18,658	$17,205
Pro forma adjustments	(1,389)	(1,870)	(1,443)
Pro forma operating expenses	$15,759	$16,788	$15,762
Operating Income
Combined operating income (1)	$1,708	$1,300	$1,712
Pro forma adjustments	(224)	197	(66)
Pro forma operating income	$1,484	$1,497	$1,646
Interest expense
Combined interest expense (1)	$(778)	$(771)	$(775)
Pro forma adjustments (6)	(64)	(69)	(60)
Pro forma interest expense	$(842)	$(840)	$(835)
Interest expense to affiliates
Combined interest expense to affiliates (1)	$(100)	$(98)	$(99)
Pro forma adjustments (6)	91	86	104
Pro forma interest expense to affiliates	$(9)	$(12)	$5
Interest income
Combined interest income (1)	$5	$7	$12
Pro forma adjustments (4)	16	18	14
Pro forma interest income	$21	$25	$26
Other income (expense), net
Combined other income (expense), net (1)	$17	$(2)	$(5)
Pro forma adjustments (4)	(16)	(18)	(14)
Pro forma other income (expense), net	$1	$(20)	$(19)

Pro forma income from continuing operations before tax	$655	$650	$823

Income tax (expense) benefit
Combined income tax (expense) benefit (1)	$(261)	$194	$273
Pro forma adjustments (7)	57	(51)	9
Pro forma income tax (expense) benefit	$(204)	$143	$282
Income from continuing operations, net of tax
Combined income from continuing operations, net of tax (1)	$591	$630	$1,118
Pro forma adjustments	(140)	163	(13)
Pro forma income from continuing operations, net of tax	$451	$793	$1,105
Income from discontinued operations, net of tax
Combined income from discontinued operations, net of tax (1)	$—	$—	$—
Pro forma adjustments (2)	393	355	357
Pro forma income from discontinued operations, net of tax	$393	$355	$357
Net income
Combined net income (1)	$591	$630	$1,118
Pro forma adjustments	253	518	344
Pro forma net income	$844	$1,148	$1,462

33
T-Mobile US, Inc.
Pro Forma Income Statement Metrics (Continued)
(Unaudited)

(1) Represents the sum of historically filed T-Mobile and Sprint standalone GAAP reported amounts. Please reference the T-Mobile Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020 and the Current Report on Form 8-K containing Sprint financial results for the year ended March 31, 2020, filed on May 18, 2020.
(2) Significant pro forma adjustments include the removal of the activity of the Prepaid Business which is assumed to have been reclassified to discontinued operations as of January 1, 2019.
(3) Significant pro forma adjustments include adjustments to the timing and recognition of certain revenues and costs to align the historical revenue recognition policies of Sprint with the revenue recognition policies of T-Mobile.
(4) Significant pro forma adjustments include the reclassification among line items of historical Sprint activity to align with T-Mobile’s financial statement presentation.
(5) Significant pro forma adjustments include changes to depreciation and amortization from revalued and newly recognized property, equipment, and intangibles in purchase price accounting.
(6) Significant pro forma adjustments include changes to interest expense resulting from new debt issuances and modifications, as well as additional amortization expense associated with the revaluation of debt in purchase price accounting.
(7) Represents the pro forma tax impact of pro forma adjustments, which have been tax-effected at a blended rate of 26%.

Pro forma Net income is reconciled to Pro forma Adjusted EBITDA and Pro forma Core Adjusted EBITDA as follows:

	Three Months Ended
(in millions)	September 30, 2019	December 31, 2019	March 31, 2020
Pro forma net income	$844	$1,148	$1,462
Adjustments:
Pro forma income from discontinued operations, net of tax	(393)	(355)	(357)
Pro forma income from continuing operations, net of tax	451	793	1,105
Pro forma income tax expense (benefit)	204	(143)	(282)
Pro forma other (income) expense, net	(1)	20	19
Pro forma interest income	(21)	(25)	(26)
Pro forma interest expense to affiliates	9	12	(5)
Pro forma interest expense	842	840	835
Pro forma operating income	1,484	1,497	1,646
Pro forma depreciation and amortization	4,084	4,122	4,014
Pro forma operating income from discontinued operations (1)	531	480	482
Stock-based compensation, as adjusted (2)	117	119	124
Merger-related costs, as adjusted (3)	165	117	136
COVID-19-related costs (4)	—	—	174
Other, net (5)	24	(157)	75
Pro forma Adjusted EBITDA	6,405	6,178	6,651
Less: Pro forma Lease Revenues (6)	1,472	1,445	1,402
Pro forma Core Adjusted EBITDA	$4,933	$4,733	$5,249
(1) Following the Prepaid Transaction, starting on July 1, 2020, we provide MVNO services to customers of the divested brands. We have included the operating income from discontinued operations in our determination of Adjusted EBITDA to reflect EBITDA contributions of the Prepaid Business that were replaced by the MVNO Agreement beginning on July 1, 2020, in order to enable management, analysts and investors to better assess the ongoing operating performance and trends.
(2) Represents the sum of historically filed T-Mobile and Sprint standalone GAAP reported amounts, adjusted for the fair value of certain Sprint share-based compensation and the acceleration of certain executive compensation related to the Merger.
(3) Represents remaining Merger-related costs other than one-time transaction costs directly attributable to the Merger, which have been adjusted out of the pro forma calculations.
(4) Represents the sum of historically filed T-Mobile and Sprint standalone GAAP reported amounts.
(5) Other, net contains the sum of historical T-Mobile adjustments to EBITDA as well as historical Sprint adjustments that are not otherwise included as a named reconciling item.
(6) Represents the sum of historically filed T-Mobile lease revenues and Sprint equipment rentals.

34
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A postpaid account is generally defined as a billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, High Speed Internet, wearables, DIGITS or other connected devices which include tablets and SyncUp products, where they generally pay after receiving service.
2.Customer - SIM number with a unique T-Mobile mobile identifier which is associated with an account that generates revenue. Customers generally are qualified either for postpaid service, where they generally pay after incurring service, or prepaid service, where they generally pay in advance.
3.Churn - The number of customers whose service was disconnected as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was disconnected is presented net of customers that subsequently have their service restored within a certain period of time.
4.Customers per account - The number of postpaid customers as of the end of the period divided by the number of postpaid accounts as of the end of the period. An account may include postpaid phone, home internet, mobile broadband, and DIGITS customers.
5.Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
6.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
7.Net income margin - Net income margin is calculated as net income divided by service revenues.
8.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as Merger-related costs, COVID-19-related costs and Impairment expense. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs including network decommissioning costs, incremental costs directly attributable to COVID-19 and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
9.Adjusted EBITDA Margin and Core Adjusted EBITDA Margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by service revenues.
10.Free Cash Flow - Net cash provided by operating activities less cash purchases of property and equipment, including proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions and less cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business. The reconciliation of Free Cash Flow to net cash provided by operating activities is detailed in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures schedule.
11.Net debt - Short-term debt, short-term debt to affiliates, long-term debt, and long-term debt (excluding tower obligations) to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
12.Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations and the impact of legal matters assumed as part of the Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

35
Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including the COVID-19 pandemic (the “Pandemic”), terrorist attacks or similar incidents; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the Pandemic; competition, industry consolidation and changes in the market condition for wireless services; disruption, data loss or other security attacks, such as the criminal cyberattack we became aware of in August 2021; our inability to take advantage of technology developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; scarcity and cost of additional wireless spectrum and regulations relating to spectrum use; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into including but not limited to those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance; economic, political and market conditions; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the effects of any future acquisition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein or limitations on our operating flexibility imposed by such covenants; changes in US credit market conditions, credit rating downgrade or an inability to access the investment grade debt markets; the risk of future material weaknesses we may identify while we work to integrate and align policies, principles and practices of the two companies following the Merger (as defined below), or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of existing or future legal proceedings, including proceedings and inquiries relating to the criminal cyberattack we became aware of in August 2021; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; the possibility that we may be unable to renew our wireless licenses on attractive terms or the possible revocation of our existing licenses in the event that we violate applicable laws; the choice of forum provision contained in our Certificate of Incorporation; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; our lack of plan to pay cash dividends in the foreseeable future; failure to realize the expected benefits and synergies of the merger (the “Merger”) with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint’s business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; and unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint’s legacy customers onto T-Mobile’s existing billing platforms; and other risks as disclosed in our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.